Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Legg Mason, Inc. and its subsidiaries of our report dated May 25, 2012 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Legg Mason, Inc.'s Annual Report on Form 10-K for the year ended March 31, 2012.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Baltimore, Maryland
August 10, 2012